First Amendment to License Agreement

This First Amendment to License Agreement is dated December 4, 2023 (“First Amendment”) and is entered into between Apogee Therapeutics, Inc., (“Licensee”) and MIL 6T, LLC (“Licensor”).

WHEREAS, Licensor and Licensee are parties to a certain License Agreement dated November 22, 2023 (“License Agreement”);

WHEREAS, Licensee warrants and represents that, to the best of its knowledge, Licensor has fulfilled its obligations under the License Agreement and is not in default of any covenants or obligations contained in the License Agreement;

WHEREAS, Licensor and Licensee desire to amend the License Agreement in certain respects as set forth herein; and,

WHEREAS, all capitalized terms contained herein shall, unless otherwise defined in this First Amendment, have the same meaning as set forth in the License Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the License Agreement is hereby amended as follows:

1.
Licensed Premises: Section 1(a) of the License Agreement is hereby amended by (i) deleting the existing Exhibit 1 in its entirety, and replacing it with Exhibit 1 attached hereto, and (ii) replacing the Section 1(a)(A) with the following:

(A) a non-transferable, non-assignable license to, (i) use Corporate R&D Lab E1 and Super Innovation Lab 2, more specifically identified in the shaded portion of the floor plan attached to this Agreement as Exhibit 1 (“Lab Suite”), and (ii) use Corporate R&D Office E1 more specifically identified in the shaded portion of the floor plan attached to this Agreement as Exhibit 1 (“Office Suite”)

2.
Broker. Licensee warrants and represents that Licensee has dealt with no broker in connection with the consummation of this First Amendment, and, in the event of any brokerage claims asserted against Licensor predicated upon prior dealings with Licensee, Licensee agrees to defend the same and indemnify Licensor against any such claim.
3.
Ratification. Except as expressly amended hereby, all terms and conditions of the License Agreement shall remain unchanged and in full force and effect.
4.
Counterparts. This First Amendment to License Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same document.

Signatures on following page

IN WITNESS WHEREOF, Licensor and Licensee have duly executed this First Amendment as of the date first written above.

SMARTLABS Licensee

By: /s/ Brian Taylor___________________ By: /s/ Michael Henderson, M.D.

Title: Executive VP of Biopharma Solutions Title: Chief Executive Officer

Date: 12/05/2023